THIRD AMENDMENT TO
            AMENDED AND RESTATED EMPLOYMENT AGREEMENT



          THIS THIRD AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT
AGREEMENT is made and entered into this 15th day of April, 1997, by and between ROSS STORES, INC. (the "Company") and
NORMAN A. FERBER (the "Executive").

          A. The Company and the Executive have previously entered into an Amended and Restated Employment Agreement as of June 1, 1995, as amended (the "Agreement").

          B. The Company and the Executive now desire to further amend the Agreement to provide for additional consulting fees in the event of a Change of Control to reflect payment for additional counseling services that may be required of the Executive.

          1. Accordingly, the Company and the Executive hereby further amend the Agreement to add a new subparagraph 5(a)(iv) as follows:

     "(iv) Upon the consummation of a Change of Control and provided that the Board of Directors of the Company has requested that the Executive provide consulting services in connection with any such Change of Control, the Company shall pay to the Executive an additional lump sum consulting fee in the amount of $1,500,000 (the "Lump Sum Fee"). The Executive shall be entitled to payment of a Lump Sum Fee with respect to any Change of Control transaction for which Executive provided consulting services during the term of the Agreement notwithstanding that the consummation thereof occurred after the expiration or termination of the Agreement. If the Lump Sum Fee is subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code, the Company shall reimburse the Executive in an amount such that, after deduction of any Excise Tax payments paid by the Executive, and any federal, state or local income tax and Excise Taxes paid as a result of such reimbursement, the net funds retained by the Executive shall be equal to the Lump Sum Fee."

          2. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Third
Amendment to the Amended and Restated Employment Agreement as of the date and year first above written.


ROSS STORES, INC.                            EXECUTIVE


By:  /s/G. Orban                             /s/Norman A. Ferber
Its: Chairman, Compensation Committee        Norman A. Ferber